Exhibit 10.5

Execution Version

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of April 1, 2022, is made by SLR Investment Corp., a Maryland corporation (“SLR”), for the benefit of the holders of Notes (as defined below) (the “Noteholders”), in connection with the merger of SLR Senior Investment Corp., a Maryland corporation (“SLR Senior”), with and into SLR, with SLR being the surviving entity (the “Merger”).

WHEREAS, SLR Senior is party to that certain Note Purchase Agreement, dated as of March 31, 2020 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among SLR Senior, as issuer, and the purchasers listed on Schedule A thereto (the “Purchasers”), pursuant to which SLR Senior issued and sold $85,000,000 aggregate principal amount of its 3.90% Series 2020A Senior Notes, due March 31, 2025 (the “Notes”) to the Purchasers;

WHEREAS, as of April 1, 2022 (the “Effective Date”), SLR Senior and SLR consummated the Merger and SLR wishes to enter into this Agreement to evidence SLR’s assumption of the obligations of SLR Senior under the Note Purchase Agreement;

WHEREAS, SLR, as the surviving corporation of the Merger, shall receive direct and indirect benefits by reason of the investments made by the Noteholders under the Note Purchase Agreement (which benefits are hereby acknowledged); and

WHEREAS, the Note Purchase Agreement requires, as a condition precedent to the consummation of the Merger, that SLR execute and deliver this Agreement.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Defined Terms. Capitalized terms used but not defined herein or in the Schedule attached hereto shall have the respective meanings given them in the Note Purchase Agreement.

Section 2. Assumption. Pursuant to Section 10.3 of the Note Purchase Agreement, SLR hereby (a) agrees for the benefit of the Noteholders that, as of the Effective Date, SLR assumes and undertakes the due and punctual performance and observance of all of the liabilities and obligations of SLR Senior, whenever accrued, pursuant to the Note Purchase Agreement and the Notes, including the due and punctual performance and observance of each covenant and condition therein required to be performed or observed by SLR Senior thereunder and under the Notes; (b) confirms that SLR (i) shall be deemed the party named as “Company” for all purposes of the Note Purchase Agreement and the Notes and (ii) shall be bound by, and shall perform and observe, all of the terms of the Note Purchase Agreement and the Notes as if therein named “Company.”

Section 3. Representations and Warranties. SLR hereby represents and warrants that as of the date of this Agreement:

(a)

SLR is a solvent corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, and has the corporate power and authority to own and hold its properties and to enter into and perform its obligations under this Agreement, the Note Purchase Agreement and the Notes;

(b)

the execution and delivery of this Agreement and the performance by SLR of this Agreement, the Note Purchase Agreement and the Notes (i) are within SLR’s corporate power and have been duly authorized by all necessary corporate action on the part of SLR; (ii) do not require any stockholder approval, except such as has been duly obtained, and do not and will not violate the certificate of incorporation or bylaws of SLR or any current law, governmental rule, regulation, judgment or order binding on SLR; (iii) at the time of the Merger and after giving effect thereto, no Default has occurred and is continuing and no Change of Control has occurred;

(c)

this Agreement has been duly executed and delivered by SLR, and this Agreement and, as of the Effective Date, the Note Purchase Agreement and the Notes constitute the legal, valid and binding obligations of SLR enforceable against SLR in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally and general principles of equity;

(d)	immediately before and after giving effect to the Merger, (i) no Change in Control shall have occurred, and (ii) no Default or Event of Default shall have occurred and be continuing; and

(e)	promptly after giving effect to the Merger, each Subsidiary that is required to become a Subsidiary Guarantor under the Note Purchase Agreement shall have provided a Subsidiary Guarantee.

Section 4. Notices. SLR’s address for notices given to the Company under the Note Purchase Agreement is:

Address:	SLR Investment Corp.
500 Park Avenue
New York, NY 10022
Telephone: (212) 993-1660
Email: rpeteka@slrcp.com
Attention: Chief Financial Officer

Section 5. Further Assurances. At any time and from time to time, upon any Noteholder’s request and at the sole expense of SLR, SLR will promptly execute and deliver any and all further instruments and documents and will take such further action as such Noteholder may reasonably deem necessary to effect the purposes of this Agreement.

Section 6. Miscellaneous.

(a)	This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(b)

No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which the enforcement of the amendment, modification or supplement is sought.

(c)

THIS AGREEMENT AND ANY CLAIM RELATED HERETO, WHETHER IN TORT OR IN CONTRACT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

(d)

In relation to any legal action or proceeding arising out of or in connection with this Agreement, the Note Purchase Agreement or the Notes, the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby, SLR and each of the parties, to the maximum extent permitted by applicable law, (i) irrevocably submits itself to the non-exclusive jurisdiction of each of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York, each sitting in the Borough of Manhattan, and other courts with jurisdiction to hear appeals from such courts and (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the Note Purchase Agreement or the Notes or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

(e)

This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by email (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature page follows.]

IN WITNESS WHEREOF, SLR has caused this Assumption Agreement to be duly executed by its duly authorized representative as of the day and year first above written.

SLR INVESTMENT CORP.

By:	/s/ Richard Peteka
Name:	Richard Peteka
Title:	Chief Financial Officer, Secretary and Treasurer

[Signature Page to Assumption Agreement (Note Purchase Agreement)]